UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel

(Address of principal executive offices, including zip code)

925-272-4999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2015, SteadyMed Therapeutics, Inc. (“Therapeutics”), a wholly-owned subsidiary of SteadyMed Ltd., entered into a Lease (the “Lease”) with Sunset Land Company, LLC, a California limited liability company (the “Landlord”), under which Therapeutics will lease 7,890 square feet of space for re-located corporate offices a 2603 Camino Ramon, Suite 350, San Ramon, California. The term of the Lease is scheduled to commence on June 15, 2015. Therapeutics’ lease for its current offices at 2410 Camino Ramon, Suite 285, San Ramon, California will also terminate in June 2015.

The term of the Lease will continue for a period of three years after commencement, and both Therapeutics and Landlord will have an option to terminate the Lease prior to this date upon the occurrence of certain circumstances as set forth in the Lease. Under the Lease, Therapeutics will pay an annual base rent of $20,040 per month. In addition, concurrently with the execution of the Lease, Therapeutics will pay a one-time sum of $20,040, the amount of which shall be treated as a security deposit, and will be returned upon Therapeutics’ full performance of its obligations under the Lease.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Bishop Ranch Building Lease, dated May 1, 2015, by and between SteadyMed Therapeutics, Inc. and Sunset Land Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

	By:	/s/ David W. Nassif
Date: May 6, 2015		David W. Nassif
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Bishop Ranch Building Lease, dated May 1, 2015, by and between SteadyMed Therapeutics, Inc. and Sunset Land Company, LLC.